UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 26, 2012

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on April 25, 2012, Inergy, L.P., a Delaware limited partnership (“Inergy”), Inergy GP, LLC, a Delaware limited liability company, and Inergy Sales & Service, Inc., a Delaware corporation, entered into a Contribution Agreement with Suburban Propane Partners, L.P., a Delaware limited partnership (“Suburban”), as amended by the Amendment to Contribution Agreement, dated June 15, 2012, the Second Amendment to Contribution Agreement, dated July 6, 2012, and the Third Amendment to Contribution Agreement, dated July 19, 2012 (as so amended, the “Contribution Agreement”). Pursuant to the Contribution Agreement, Inergy agreed to contribute its retail propane business to Suburban in exchange for consideration of approximately $1.8 billion. The Contribution Agreement provides, among other things, that Suburban will issue up to $1.0 billion principal amount of newly issued Suburban senior notes, and pay up to $200.0 million of cash, in connection with exchange offers for up to $1.2 billion of the 7.0% Senior Notes due 2018 (the “2018 Notes”) issued by Inergy and Inergy Finance Corp. (“Inergy Finance”) and the 6.875% Senior Notes due 2021 (the “2021 Notes” and, together with the 2018 Notes, the “NRGY Notes”) issued by Inergy and Inergy Finance (the “Exchange Offers”).

On July 26, 2012, Inergy entered into the Consent and Amendment No. 4 (the “Consent and Amendment”) to Inergy’s Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011 (the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the financial institutions party thereto. Effective as of the Effective Date (as defined below), the Consent and Amendment, among other things, will permit Inergy to (i) take actions necessary to complete the transactions contemplated by the Contribution Agreement, (ii) repurchase, repay or redeem all or any portion of the NRGY Notes remaining outstanding after completion of the Exchange Offers and the Effective Date of the Consent and Amendment; provided, that the total principal amount of the NRGY Notes repaid or redeemed by Inergy, together with the total principal amount of the “Debt Repayment” (under and as defined in Inergy’s Consent and Amendment No. 3 to the Credit Agreement dated April 3, 2012), shall not exceed $88,000,000, and (iii) redeem, buy back or otherwise acquire common units of Inergy on or prior to March 31, 2013 in an aggregate amount not to exceed $100,000,000. In addition, effective as of the Effective Date, the Consent and Amendment amends the Credit Agreement by (i) removing the Senior Secured Leverage Ratio covenant, (ii) changing the minimum required Interest Coverage Ratio to 2.5 to 1.0, and (iii) changing the maximum permitted Total Leverage Ratio to 4.75 to 1.0. Effective as of the Effective Date, the Consent and Amendment will also authorize the Administrative Agent to release subsidiaries acquired by Suburban pursuant to the Contribution Agreement (the “Released Guarantors”) from their obligations under the subsidiary guaranty and to release any lien granted to or held by the Administrative Agent upon any collateral in respect of the Released Guarantors and the assets acquired by Suburban pursuant to the Contribution Agreement. The Consent and Amendment shall become effective on the date (the “Effective Date”) that certain conditions precedent are met, including the Administrative Agent receiving evidence reasonably satisfactory to it that the transactions contemplated by the Contribution Agreement are being consummated on the Effective Date.

The foregoing description of the Consent and Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consent and Amendment that is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Forward Looking Statements

Information contained in this Current Report on Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law. Such forward-looking statements may include statements preceded by, followed by or that contain forward-looking terminology, including the words “believe,” “expect,” “may,” “should,” “could,” “anticipate,” “estimate,” “intend” or the negation thereof, or similar expressions. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Among those is the risk that the conditions to closing the Contribution Agreement are not met or that the anticipated benefits from the proposed transactions contemplated by the Contribution Agreement cannot be fully realized. Should one or more of these risks or uncertainties materialize or any underlying assumption proves incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that could cause actual results to differ materially from those referred to in the forward-looking statements are: weather conditions that vary significantly from historically normal conditions; the general level of petroleum product demand and the availability of propane supplies; the price of propane to the consumer compared to the price of alternative and competing fuels; the demand for high deliverability natural gas storage capacity in the Northeast; Inergy’s ability to successfully implement its business plan; the outcome of rate decisions levied by the Federal Energy Regulatory Commission; Inergy’s ability to generate available cash for distribution to unitholders; and the costs and effects of legal, regulatory and administrative proceedings against, or that may be brought against, Inergy or its subsidiaries. These and other risks and assumptions are described in Inergy’s annual reports on Form 10-K and other reports that are available from the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. Inergy undertakes no obligation to update any forward-looking statement, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Consent and Amendment No. 4, dated as of July 26, 2012, to the Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011, by and among Inergy, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, its General Partner

Date: July 26, 2012	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Consent and Amendment No. 4, dated as of July 26, 2012, to the Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011, by and among Inergy, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto.

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